Exhibit 99.1

Contact:	Jennifer Cook Williams
Vice President, Investor Relations
650-624-9600
investors@corgentech.com

CORGENTECH ANNOUNCES FOURTH QUARTER AND YEAR-END 2005 FINANCIAL RESULTS

Management Will Host Conference Call at 4:30 p.m. EST

SOUTH SAN FRANCISCO, CA, February 23, 2006—Corgentech Inc. (Nasdaq: CGTK) today reported financial results for the fourth quarter and year ended December 31, 2005.

“In 2005, we successfully revitalized the company by advancing our portfolio of four novel drug candidates for pain and inflammation toward the market, most notably ALGRX 3268 for which we plan to file a New Drug Application (NDA) with the FDA mid-year,” said John P. McLaughlin, Corgentech’s chief executive officer. ”Our powerful pipeline of differentiated, mid- to late-stage product candidates addresses multiple potential indications and can be readily and cost-effectively commercialized by a focused specialty sales force. Appropriately managing moderate to severe pain remains a significant problem for many physicians and their patients. We are making excellent progress to address these and other major unmet needs.”

Fourth Quarter 2005 Financial Results

The financial results for the fourth quarter of 2005 and year ended December 31, 2005 reflect the completion of the merger of AlgoRx Pharmaceuticals, Inc. and Corgentech on December 15, 2005. AlgoRx’s financial statements are primarily the basis for the merged company’s financials for 2004 and 2005.

Total operating expenses were $15.1 million in the fourth quarter of 2005, compared to $10.0 million in the fourth quarter of 2004. The increase in operating expenses was primarily due to costs associated with the execution and completion of two Phase 3 clinical trials for ALGRX 3268, the company’s lead product candidate for the reduction of pain associated with venipunctures and intravenous line placements and for ongoing, multiple clinical trials for ALGRX 4975, an anesthetic for site-specific, moderate to severe pain.

For the fourth quarter of 2005, the net loss was $12.7 million, or $2.82 loss per share, versus a net loss of $9.8 million, or $9.64 loss per share, in the fourth quarter of 2004. The net loss in the fourth quarter of 2005 is after an extraordinary gain of $1.8 million related to the purchase accounting for the AlgoRx and Corgentech merger.

For the year ended December 31, 2005, the company had a net loss of $33.0 million, or $16.90 loss per share, compared to a net loss of $23.0 million, or $27.68 loss per share for 2004.

As of December 31, 2005, cash, cash equivalents and short-term investments were $94.9 million compared to $39.9 million at December 31, 2004.

Common shares outstanding after the merger and one-for-four reverse stock split were 20.1 million shares at December 31, 2005.

Financial Guidance for 2006

•	The company expects net loss for the full year of 2006 to be between $45 million and $50 million before non-cash stock compensation expense of approximately $12 million.

•	The company anticipates ending 2006 with between $35 million and $40 million in cash and cash equivalents. Revenue projections are not included in the company’s financial guidance for 2006.

2006 Anticipated Clinical Milestones

Corgentech plans to achieve the following during 2006:

•	File an NDA with the FDA for ALGRX 3268 in mid-2006 to address the pediatric hospital market where more than 18 million venipunctures and intravenous line placements are performed each year.

•	Report results from multiple Phase 2 trials of ALGRX 4975, our innovative non-opioid drug candidate for site-specific, moderate to severe pain.

•	Initiate clinical trials of ALGRX 1207, a new class of local anesthetic, for cutaneous neuropathic pain, such as chemotherapy-induced neuropathy.

•	Define further clinical development of Avrina™, a potential treatment for eczema, which recently completed Phase 1/2 clinical trials.

•	Prepare to launch ALGRX 3268 in 2007.

Conference Call Details

Corgentech will conduct a webcast conference call with the investment community at 4:30 p.m. EST / 1:30 p.m. PST, today, February 23, 2006 to discuss the fourth quarter and year-end 2005 financial results, and to review the company’s progress and pipeline. The call will be available via live audio broadcast over the Internet on the Corgentech website at www.corgentech.com from the Investor Information page. For those unable to participate via the Internet, a 24-hour replay will be available for seven days after the call by calling 800-642-1687 (international dial: 706-645-9291) and giving the following pass code: 5359384. The webcast will be available until the company’s next quarterly financial results conference call.

About Corgentech

Corgentech is a late-stage biopharmaceutical company focused on the development and commercialization of novel therapeutic treatments for pain and inflammation. The company has four drug candidates in clinical development for multiple potential indications, the most advanced of which, ALGRX 3268, has completed Phase 3 clinical trials. Corgentech is based in South San Francisco, CA. For more information on the company, please visit www.corgentech.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, projected timing of FDA filings and clinical data announcements and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: whether Corgentech can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Corgentech’s Form S-4 as well as Corgentech’s Form 10-K/A for the year ended December 31, 2004 and most recently filed Form 10-Q. Corgentech undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

~financial statements to follow~

Corgentech Inc.

Statements of Operations

(In thousands, except share and per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating expenses:
Research and development	$6,390	$6,486	$19,222	$17,168
General and administrative	8,757	3,555	16,915	6,469

Total operating expenses	(15,147)	(10,041)	(36,137)	(23,637)

Loss from operations	(15,147)	(10,041)	(36,137)	(23,637)
Interest and other income, net	671	199	1,285	604

Loss before extraordinary gain	(14,476)	(9,842)	(34,852)	(23,033)
Extraordinary gain	1,804	—	1,804	—

Net loss	$(12,672)	$(9,842)	$(33,048)	$(23,033)

Basic and diluted net loss per common share	$(2.82)	$(9.64)	$(16.90)	$(27.68)

Shares used to compute basic and diluted net loss per common share	4,493,606	1,020,898	1,955,380	832,024

Corgentech Inc.

Condensed Balance Sheets

(In thousands)

	December 31, 2005	December 31, 2004
	(unaudited)	(Note)
Assets
Cash, cash equivalents and short-term investments	$94,913	$39,858
Other current assets	1,464	391

Total current assets	96,377	40,249

Property and equipment, net	871	1,370
Other assets, non-current	669	1,635

Total assets	$97,917	$43,254

Liabilities and stockholders’ equity
Liabilities	$8,491	$3,444
Convertible preferred stock	—	87,687
Total stockholders’ equity	89,426	(47,877)

Total liabilities and stockholders’ equity	$97,917	$43,254

(Note): Derived from audited financial statements at that date.